As filed with the Securities and Exchange Commission on May 18, 2022

Registration No. 333-193330

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

NAVIDEA BIOPHARMACEUTICALS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	2835	31-1080091
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4995 Bradenton Avenue, Suite 240

Dublin, Ohio 43017
(614) 793-7500
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Michael S. Rosol, Ph.D.

Chief Medical Officer

Navidea Biopharmaceuticals, Inc.

4995 Bradenton Avenue, Suite 240

Dublin, Ohio 43017

(614) 793-7500
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Martin R. Rosenbaum, Esq.

William M. Mower, Esq.
Maslon LLP
90 South 7th Street, Suite 3300

Minneapolis, MN 55402

Approximate date of commencement of proposed sale to the public: Not Applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the U.S. Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company in Rule 12b-2 of the Exchange Act. ☐

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

On January 13, 2014, Navidea Biopharmaceuticals, Inc. (the “Company”) filed a registration statement on Form S-3 with the U.S. Securities and Exchange Commission, Registration Number 333-193330 (the “Registration Statement”), to register the resale by the selling stockholder named in the Registration Statement of up to 100,000 shares of common stock of the Company. The Registration Statement was declared effective on January 30, 2014.

The Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all of the shares of the Company’s common stock that have not been sold pursuant to the Registration Statement as of the date hereof, as the Company does not have a contractual obligation to maintain the effectiveness of the Registration Statement. Pursuant to the Company’s undertaking in Part II, Item 17(a)(3) of the Registration Statement, the Company hereby amends the Registration Statement to remove from registration all shares of Common Stock covered by the Registration Statement that remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, State of Ohio, on the 18th day of May, 2022.

NAVIDEA BIOPHARMACEUTICALS, INC.

By	/s/ Michael S. Rosol
Michael S. Rosol, Ph.D.
Chief Medical Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Michael S. Rosol	Chief Medical Officer	May 18, 2022
Michael S. Rosol, Ph.D.	(Principal Executive Officer)

/s/ Erika L. Eves	Vice President, Finance & Administration	May 18, 2022
Erika L. Eves	(Principal Financial Officer and Principal Accounting Officer)

/s/ Alexander L. Cappello	Chairman of the Board of Directors	May 18, 2022
Alexander L. Cappello

/s/ John K. Scott, Jr.	Vice Chairman of the Board of Directors	May 18, 2022
John K. Scott, Jr.

/s/ Amit Bhalla	Director	May 18, 2022
Amit Bhalla

/s/ Malcolm G. Witter	Director	May 18, 2022
Malcolm G. Witter